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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Golden Star Resources Ltd. on Form S-3 (File No. 333-12673) and on Form S-8 (File No. 33-81614) of our report dated March 5, 1999, on our audits of the consolidated finacial statements of Golden Star Resources Ltd. as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.






                 /s/
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Pricewaterhouse Coopers
Chartered Accountants
Calgary, Canada


March 26, 1999